                            ARTICLES OF INCORPORATION

                    OF HARLEY-DAVIDSON CUSTOMER FUNDING CORP.

                                    ARTICLE I

                                      NAME

         The name of the corporation (hereinafter called the "CORPORATION") is Harley-Davidson Customer Funding Corp.

                                   ARTICLE II

                     REGISTERED OFFICE AND REGISTERED AGENT

         The address of the Corporation's registered office in the State of Nevada is One East First Street, Reno, Nevada 89501. The name of its registered agent at such address is The Corporation Trust Company of Nevada.

                                   ARTICLE III

                               CORPORATE PURPOSES

         The nature of the business to be conducted or promoted by the Corporation is to engage in the following activities:

                  (a) to purchase or otherwise acquire, own, hold, transfer or sell interests in, or interests in pools of, accounts, drafts, notes receivable, installment sale agreements, conditional sale agreements, promissory notes with or without related security agreements, operating and finance leases, installment payment agreements and similar types of financing agreements or obligations or rights to payment thereunder or arising in connection therewith, including monies paid, due or to become due thereunder or in connection therewith, and together with any related collateral security or contract rights, whether constituting real or personal property, securing such agreements or obligations or supporting the payment thereof (including the acquisition of ownership interests in real or personal property the subject of leases) (collectively, any of the foregoing the "ASSETS");

                  (b) to enter into, and perform its obligations under, any agreements with affiliates relating to or effecting the transfers and conveyances of Assets as described above;

                  (c) to transfer the Assets or interests therein (including for the purpose of establishing, forming or funding one or more trusts ("TRUSTS")), pursuant to one or more indentures, pooling agreements, pooling and servicing agreements, sale agreements, receivables purchase agreements, sale and servicing agreements or other agreements ("AGREEMENTS") entered into by and among, among others, the Corporation, any trustee or trustees or collateral agent named therein (a "TRUSTEE"), and any entity acting as servicer for the Assets, as well as certain other financing entities (collectively hereinafter referred to as the "ENTITIES"), and to perform its obligations under any such Agreements;

                  (d) to hold and enjoy any and all of the rights and privileges of any certificates ("CERTIFICATES"), notes ("NOTES"), participation interests ("PARTICIPATION INTERESTS"), deferred payments ("DEFERRED PAYMENTS") or other ownership interests ("OWNERSHIP INTERESTS") issued by or sold by the Entities to the Corporation under the related Agreements and to hold and enjoy all of the rights and privileges of any class of any series of Certificates, Notes, Participation Interests, Deferred Payments or Ownership Interests including any class of Certificates, Notes, Participation Interests, Deferred Payments or Ownership Interests which may be subordinate to any other class of Certificates, Notes, Participation Interests, Deferred Payments or Ownership Interests and except to the extent otherwise provided in any Certificates, Notes, Participation Interests, Deferred Payments, Ownership Interests or Agreement, to sell, assign, pledge or otherwise transfer any such Certificates, Notes, Participation Interests, Deferred Payments or Ownership Interests or any interest therein;

                  (e) to issue, sell, authorize and deliver one or more series and/or classes or certificates, bonds, notes or other evidences of indebtedness secured or collateralized by, or otherwise representing interests in, one or more pools of Assets (or by notes or certificates of any series or class issued by one or more Trusts established or funded by the Corporation) (collectively, any of the foregoing being "Securities");

                  (f) to perform its obligations under the Agreements pursuant to which any Certificates, Notes, Participation Interests, Deferred Payments or other Ownership Interests are issued, sold or serviced;

                  (g) to invest the proceeds derived from the sale or ownership of the Assets as determined by the Corporation's Board of Directors; and

                  (h) to enter into any additional agreements or undertakings, engage in any further activities, and to exercise any other powers permitted to corporations organized under the laws of the State of Nevada, that are related or incidental to the foregoing and necessary, convenient or advisable to accomplish the foregoing.

                                   ARTICLE IV

                                  COMMON STOCK

         The total number of shares of capital stock which the Corporation has authority to issue is one thousand (1,000) shares, designated as Common Stock, and all of such shares shall be without par value.


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                                    ARTICLE V

                           DENIAL OF PREEMPTIVE RIGHTS

         No holder of any class of capital stock of the Corporation, whether now or hereafter authorized, shall be entitled, as such, as a matter of right, to subscribe for or purchase any part of any new or additional issue of capital stock of the Corporation of any class whatsoever, or of securities convertible into or exchangeable for capital stock of the Corporation of any class whatsoever, whether now or hereafter authorized, or whether issued for cash, property or services.

                                   ARTICLE VI

                           BOARD OF DIRECTORS; POWERS

         The Corporation shall be governed by a Board of Directors. The number of directors shall be fixed pursuant to the By-laws. The initial Board of Directors consists of four directors, the names and addresses of which are as follows:


------------------------------------------------------------ ---------------------------------------------------------
NAME                                                         ADDRESS
------------------------------------------------------------ ---------------------------------------------------------
Donna F. Zarcone                                             150 South Wacker Drive
                                                             Suite 3100
                                                             Chicago, Illinois 60606
------------------------------------------------------------ ---------------------------------------------------------
Steven F. Deli                                               150 South Wacker Drive
                                                             Suite 3100
                                                             Chicago, Illinois 60606
------------------------------------------------------------ ---------------------------------------------------------
Donovan A. Langford, III                                     Oakbrook Terrance Tower
                                                             Suite 2242
                                                             1 Tower Lane
                                                             Oakbrook Terrace, Illinois 60181
------------------------------------------------------------ ---------------------------------------------------------
Peter M. Husting                                             12 Indian Hill Road
                                                             Winnetka, Illinois 60093
------------------------------------------------------------ ---------------------------------------------------------


         In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the Corporation is expressly authorized:

                  (a) To make, alter, amend or repeal the By-Laws, except as otherwise expressly provided in any By-Law made by the holders of the capital stock of the Corporation entitled to vote thereon. Any By-Law may be altered, amended or repealed by the holders of the capital stock of the Corporation entitled to vote thereon at any annual meeting or at any special meeting called for that purpose; PROVIDED, HOWEVER, that no By-Laws hereafter adopted by the stockholders shall invalidate any prior act of the Board of Directors which would have been valid if such By-Laws had not been adopted.


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                  (b) Subject to the provisions of Article III, to take, lease, purchase or otherwise acquire, and to own, use, hold, sell, convey, exchange, lease, mortgage or otherwise encumber, work, improve, develop, divide and otherwise handle, deal in, or dispose of real estate, real and personal property and any interest or right therein.

                  (c) To determine the use and disposition of any surplus and net profits of the Corporation, including the determination of the amount of working capital required, to set apart out of any of the funds of the Corporation, whether or not available for dividends, a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

                  (d) To designate, by resolution passed by a majority of the whole Board of Directors, one or more committees, each committee to consist of one or more directors of the Corporation, which, to the extent provided in the resolution designating the committee or in the By-Laws of the Corporation, shall, subject to the limitations prescribed by law, have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by a majority of the whole Board of Directors.

                  (e) To exercise, in addition to the powers and authorities hereinbefore or by law conferred upon it, any such powers and authorities and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the laws of the State of Nevada and of the Articles of Incorporation, including without limitation Article III hereof and of the By-Laws of the Corporation.

                                   ARTICLE VII

                             CORPORATE RESTRICTIONS

         (a) At all times that the Corporation has issued and has outstanding, or any Trust established or funded by the Corporation has issued and has outstanding, any series or class of Securities which has been rated by a nationally recognized rating agency outstanding, the Board of Directors shall include at least two individuals who are Independent Directors. As used herein, an "INDEPENDENT DIRECTOR" shall be an individual who: (i) is not and has not been employed by Harley-Davidson Credit Corp. ("HDCC") or any of its subsidiaries or affiliates, as a director, officer, employee, partner, attorney or counsel within the five years immediately prior to such individual's appointment as an Independent Director; (ii) is not (and is not affiliated with a company or a firm that is) a significant advisor or consultant to HDCC or any of its subsidiaries and affiliates; (iii) is not affiliated with a significant customer or supplier of HDCC or any of its subsidiaries or affiliates; (iv) is not affiliated with a company of which HDCC or any of its subsidiaries and affiliates is a significant customer or supplier, (v) does not have significant personal services contract(s) with HDCC or any of its subsidiaries or affiliates; (vi) is not affiliated with a tax-exempt entity that receives significant contributions from HDCC or any of its subsidiaries or affiliates;
(vii) is not the beneficial owner at the time of such individual's appointment as an Independent Director, or at any time thereafter while serving as an


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Independent Director, of such number of shares of any classes of common stock of
HDCC the value of which constitutes more than 5% of the outstanding common stock of HDCC; (viii) does not at any time hold any beneficial or economic interest in the Corporation; and (ix) is not a spouse, parent, sibling or child of any person described in clauses (i) through (viii).

         (b) As used in paragraph (a) of this Article VII, the following terms shall have the following meanings:

                  (i) an "AFFILIATE" of a person, or a person "AFFILIATED WITH," a specified person, shall mean a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the specified person.

                  (ii) The term "CONTROL" (including the terms "CONTROLLING," "CONTROLLED BY" and "UNDER COMMON CONTROL WITH") shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise; provided, however, that a person shall not be deemed to control another person solely because he or she is a director of such other person.

                  (iii) The term "PERSON" shall mean any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity, as well as any syndicate or group deemed to be a person pursuant to Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, as in effect on the date of incorporation of the Corporation.

                  (iv) A "SUBSIDIARY" of HDCC shall mean any corporation a majority of the voting stock of which is owned, directly or indirectly through one or more other subsidiaries by HDCC.

                  (v) A person shall be deemed to be, or to be affiliated with, a company or firm that is a "SIGNIFICANT ADVISOR OR CONSULTANT TO HDCC OR ANY OF ITS SUBSIDIARIES OR AFFILIATES" if he, she, or it, as the case may be, received or would receive fees or similar compensation from HDCC or any of its subsidiaries or affiliates in excess of the lesser of (A) 3% of the consolidated gross revenues which HDCC and its subsidiaries received for the sale of their products and services during the last fiscal year of HDCC; (B) 5% of the gross revenues of the person during the last calendar year if such person is a self-employed individual; and (C) 5% of the consolidated gross revenues received by such company or firm for the sale of its products and services during its last fiscal year, if the person is a company or firm; PROVIDED, HOWEVER, that director's fees and expense reimbursements shall not be included in the gross revenues of an individual for purposes of this determination.

                  (vi) A "SIGNIFICANT CUSTOMER OF HDCC OR ANY OF ITS SUBSIDIARIES OR AFFILIATES" shall mean a customer from which HDCC and any of its subsidiaries or affiliates collectively in the last fiscal year of HDCC received payments in consideration for the products and services of HDCC and its subsidiaries or affiliates which are in excess of


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         3% of the consolidated gross revenues of HDCC and its subsidiaries during such fiscal year.

                  (vii) A "SIGNIFICANT SUPPLIER OF HDCC OR ANY OF ITS SUBSIDIARIES OR AFFILIATES" shall mean a supplier to which HDCC and any of its subsidiaries or affiliates collectively in the last fiscal year of HDCC made payments in consideration for the supplier's products and services in excess of 3% of the consolidated gross revenues of HDCC and its subsidiaries during such fiscal year.

                  (viii) HDCC or any of its subsidiaries and affiliated shall be deemed a "SIGNIFICANT CUSTOMER" of a company if HDCC and any of its subsidiaries and affiliates collectively were the direct source during such company's last fiscal year of in excess of 5% of the gross revenues which such company received for the sale of its products and services during such fiscal year.

                  (ix) HDCC or any of its subsidiaries and affiliates shall be deemed a "SIGNIFICANT SUPPLIER" of a company if HDCC and any of its subsidiaries and affiliates collectively received in such company's last fiscal year payments from such company in excess of 5% of the gross revenues which such company received during such fiscal year for the sale of its products and services.

                  (x) A person shall be deemed to have "SIGNIFICANT PERSONAL SERVICES CONTRACT(S) WHICH HDCC OR ANY OF ITS SUBSIDIARIES OR AFFILIATES" if the fees and other compensation received by the person pursuant to personal services contract(s) with HDCC and any of its subsidiaries or affiliates exceed or would exceed 5% of his or her gross revenues during the last calendar year.

                  (xi) A tax-exempt entity shall be deemed to receive "SIGNIFICANT CONTRIBUTIONS FROM HDCC OR ANY OF ITS SUBSIDIARIES OR AFFILIATES" if such tax-exempt entity received during its last fiscal year contributions from HDCC or its subsidiaries or affiliates in excess of the lesser of (A) 3% of the consolidated gross revenues of HDCC and its subsidiaries during such fiscal year and (B) 5% of the contributions received by the tax-exempt entity during such fiscal year.

         (c) Notwithstanding any other provision of the Articles of Incorporation or any provision of law that otherwise so empowers the Corporation, the Corporation shall not, without (i) the affirmative vote of 100% of the members of the Board of Directors of the Corporation, including the affirmative vote of the Independent Directors (ii) the affirmative vote of shareholders holding at least two-thirds (2/3) of the total number of outstanding shares of Common Stock of the Corporation, and (iii) written confirmation, from each nationally recognized rating agency which has rated Securities issued by the Corporation or by any Trust established or funded by the Corporation, that the then-current ratings on such Securities will not be reduced or withdrawn as a result thereof, do any of the following:

         (A) engage in any business or activity other than those set forth in Article III;


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         (B) incur any indebtedness for borrowed money, or assume or guaranty any indebtedness of any other entity, other than (x) indebtedness evidenced by, or incurred in connection with, any issue of Securities, (y) indebtedness not exceeding 1% of the Corporation's total assets at such time on account of incidentals or services supplied or furnished to the Corporation in the ordinary course of its business, and (z) indebtedness to HDCC or any affiliate thereof incurred in connection with the acquisition of Assets, which indebtedness shall be subordinated to all obligations under the Agreements;

         (C) dissolve or liquidate, in whole or in part; or consolidate or merge with or into any other entity or convey, transfer or lease its properties and assets substantially as an entirety to any entity, or permit any entity to merge into it or convey, transfer or lease its properties and assets substantially as an entirety to it, unless:

             (y) the entity (if other than the Corporation) formed or surviving the consolidation or merger or which acquires the properties and assets of the Corporation is organized and existing under the laws of any State of the United States or the District of Columbia; expressly assumes the due and punctual payment of, and all obligations of the Corporation, including those obligations of the Corporation under any Agreement; and has articles of incorporation containing provisions substantially identical to the provisions of Article III, this Article VII, Article XIV, and Article XV; and

             (z) immediately after giving effect to the transaction, no default or event of default has occurred and is continuing under any indebtedness of the Corporation or any agreement relating to such indebtedness.

         (d) Notwithstanding any other provision of these Articles of Incorporation or any provision of law that otherwise so empowers the Corporation, the Corporation shall not, for so long as the Corporation is able to pay its debts generally as they become due, and without the affirmative vote of 100% of the members of the Board of Directors of the Corporation, (i) institute proceedings to be adjudicated bankrupt or insolvent, (ii) consent to the institution of bankruptcy or insolvency proceedings against it, (iii) file a petition seeking or consent to reorganization or relief under any applicable federal or state law relating to bankruptcy, (iv) seek or consent to the appointment of a receiver, liquidator, assignee, trustee, or sequestrator (or other similar official) of the Corporation or a substantial part of its property, (v) make any assignment for the benefit of creditors or admit its inability to pay its debts generally as they become due, or (vi) authorize or take corporate action in furtherance of any such action. If there shall not be, as and to the extent required by this Article VII, Independent Directors then in office and acting as required by this Article VII, a vote on any matter set forth in this paragraph (d) shall not be taken unless and until Independent Directors meeting the requirements of this Article VII shall have been appointed and qualified.

                                  ARTICLE VIII

                               DIRECTORS PROTECTED

         A member of the Board of Directors of the Corporation, or a member of any committee designated by the Board of Directors, shall, in the performance of his/her duties, be fully


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protected in relying in good faith upon the books of account or other records of the Corporation and upon such information, opinions, report or statements as are presented to the Corporation by any of the Corporation's officers or employees or committees of the Board of Directors, or by any other person as to matters the member reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation. Neither the amendment nor repeal of this Article VIII, nor the adoption of any provision of these Articles of Incorporation inconsistent with this Article VIII, shall eliminate or reduce the effect of this Article
VIII in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article VIII, would accrue or arise prior to such amendment, repeal or adoption of an inconsistent provision.

                                   ARTICLE IX

                               CORPORATE EXISTENCE

         The Corporation is to have perpetual existence.

                                    ARTICLE X

                    NO LIABILITY OF HOLDERS OF CAPITAL STOCK
                               FOR CORPORATE DEBTS

         The holder or holders of the capital stock of the Corporation shall not be personally or directly liable for the payment of the Corporation's debts and the private property of the holders of the capital stock of the Corporation shall not be subjected to the payment of debts of the Corporation to any extent whatsoever.

                                   ARTICLE XI

                    TRANSACTIONS WITH DIRECTORS AND OFFICERS

         No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his/her or their votes are counted for such purpose, if: (1) the material facts as to the relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of disinterested directors, even though the disinterested directors be less than a quorum; or (2) the material facts as to the relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by the vote of the stockholders; or (3) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a


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quorum at a meeting of the Board of Directors or of a committee thereof which authorizes the contract or transaction.

                                   ARTICLE XII

                          INDEMNIFICATION OF DIRECTORS,
                               OFFICERS AND OTHERS

         (a) Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he/she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent (for purposes of this Article, such person shall include a trustee) of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless by the Corporation to the fullest extent legally permissible under the General Corporation Law of the State of Nevada, as amended from time to time, against all expenses, liabilities and losses (including attorneys' fees and disbursements), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he/she acted in good faith and in a manner he/she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; PROVIDED, that any amounts payable by the Corporation in accordance with this subsection (a) of Article XII hereof, shall be payable solely to the extent of funds actually received by the Corporation in excess of funds necessary to pay in full all outstanding Securities rated by a nationally recognized rating agency. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of NOLO CONTENDERE or its equivalent, shall not, of itself, create a presumption that the person seeking indemnification did not act in good faith and in a manner which he/she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his/her conduct was unlawful. Entry of a judgment by consent as part of a settlement shall not be deemed a final adjudication of liability for negligence or misconduct in the performance of duty, nor of any other issue or matter.

         (b) To the extent that a director, officer, employee or agent of, or serving at the request of, the Corporation (as described in clause (a) of this Article XII) has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in clause (a), or in defense of any claim, issue or matter therein, he/she shall be indemnified by the Corporation against expenses (including attorneys' fees and disbursements) actually and reasonably incurred by him/her in connection therewith without the necessity of any action being taken by the Corporation other than the determination, in good faith, that such defense has been successful. In all other cases wherein indemnification is provided by this Article XII, unless ordered by a court, indemnification shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he/she has met the applicable standard of conduct specified in this Article XII. Such determination shall be made (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or
(2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or


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(3) by the holders of a majority of the shares of capital stock of the
Corporation entitled to vote thereon.

         (c) Expenses (including attorneys' fees and disbursements) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of any undertaking by or on behalf of such director or officer to repay such amount unless it shall ultimately be determined that he is not entitled to be indemnified by the Corporation. Expenses (including attorneys' fees and disbursements) incurred by other employees or agents in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon such terms and conditions, if any, as the Board of Directors deems appropriate.

         (d) No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct, fraud or a knowing violation of law, (iii) pursuant to Section 78.300 of the Nevada General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this clause
(d) of this Article XII shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

         (e) The indemnification and advancement of expenses provided by this
Article XII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office, and shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

         (f) By action of the Board of Directors, notwithstanding any interest of the directors in such action, the Corporation may purchase and maintain insurance, in such amounts as the Board of Directors deems appropriate, on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him/her and incurred by him/her in any such capacity, or arising out of his/her status as such, whether or not the Corporation shall have the power to indemnify him against such liability under the provisions of this Article XII.


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                                  ARTICLE XIII

                  COMPROMISE OR ARRANGEMENT BETWEEN CORPORATION
                        AND ITS CREDITORS OR STOCKHOLDERS

         Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Nevada may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Sections 78.347 or 78.630 of the Nevada General Corporation Law or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Sections 78.590, 78.635 and 78.650 of the Nevada General Corporation Law, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

                                   ARTICLE XIV

                          RESERVATION OF RIGHT TO AMEND
                            ARTICLES OF INCORPORATION

         The Corporation shall not amend, alter, change or repeal Article III,
Article VII, this Article XIV or Article XV unless it has received (i) prior written confirmation from each nationally recognized rating agency which has rated any Securities that the current ratings on such Securities will not be reduced or withdrawn as a result of such amendment, alteration, change or repeal, (ii) the affirmative vote of 100% of the members of the Board of Directors (which shall include the Independent Directors) of the Corporation, and (iii) the affirmative vote of shareholders holding at least two-thirds (2/3) of the total number of outstanding shares of capital stock of the Corporation entitled to vote thereon. Subject to the foregoing limitation, the Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation, in the manner now or hereafter prescribed by the law of the State of Nevada, and all the provisions of these Articles of Incorporation and all rights and powers conferred in these Articles of Incorporation on stockholders, directors and officers are subject to this reserved power.

                                   ARTICLE XV

                              CORPORATE PROCEDURES

         (a) The Corporation's assets will not be commingled with those of any direct or ultimate parent of the Corporation or any other person or entity and will hold all of its assets in its own name;

         (b) The Corporation will maintain separate corporate records and books of account from those of any subsidiaries, affiliates, or the direct or ultimate parent of the Corporation or any other person or entity;

         (c) The Corporation will not transfer any direct or indirect ownership interest of more than a 49% interest therein, unless such transfer is conditioned upon the delivery of a non-consolidation opinion acceptable to the Entities;

         (d) The Corporation will maintain bank accounts separate from any other person or entity;

         (e) The Corporation will maintain separate financial statements, showing its assets and liabilities separate and apart from those of any other person or entity and not to have its assets listed on the financial statement of any other entity;

         (f) The Corporation will pay its own liabilities and expenses solely out of its own funds;

         (g) The Corporation will observe all corporate and other organizational formalities;

         (h) The Corporation will maintain an arm's length relationship with its affiliates and to enter into transactions with affiliates only on a commercially reasonable basis;

         (i) The Corporation will pay the salaries of its own employees from its own funds;

         (j) The Corporation will maintain a sufficient number of employees in light of its contemplated business operations;

         (k) The Corporation will not guarantee or become obligated for the debts of any other entity or person;

         (l) The Corporation will not hold out its credit as being available to satisfy the obligations of any other person or entity;

         (m) The Corporation will not acquire the obligations or securities of its affiliates or owners, including partners, members or shareholders, as appropriate;

         (n) The Corporation will not make loans to any other person or entity or to buy or hold evidence of indebtedness issued by any other person or entity (other than cash, investment grade securities or from the Entities);

         (o) The Corporation will allocate fairly and reasonably any overhead expenses that are shared with an affiliate, including paying for office space and services performed by any employee of an affiliate;

         (p) The Corporation will hold itself out as a separate entity;

         (q) The Corporation will correct any known misunderstanding regarding its separate identity;

         (r) The Corporation will not identify itself as a division of any other person or entity; and

         (s) The Corporation will maintain adequate capital in light of its contemplated business purposes.

                                   ARTICLE XVI

                              ELECTION OF DIRECTORS

         Elections of directors need not be by written ballot unless the By-Laws of the Corporation shall so provide.

                                  ARTICLE XVII

                              RECORDS OUTSIDE STATE

         The books and records of the Corporation may, subject to any statutory requirements, be kept at a location or locations outside the State of Nevada as may be designated by the Board of Directors or in the By-Laws of the Corporation.

                                  ARTICLE XVIII

                          COMBINATIONS WITH INTERESTED
                              SHAREHOLDES ELECTION

         The Corporation expressly elects not to be governed by Sections 78.411 to 78.444, inclusive, of the Nevada General Corporation Law.

                                   ARTICLE XIX

                                  INCORPORATOR

         The name and the mailing address of the Incorporator are as follows:


------------------------------------------------------------ ---------------------------------------------------------
NAME                                                         ADDRESS
------------------------------------------------------------ ---------------------------------------------------------
Michael T. Mullins                                           Winston & Strawn
                                                             35 West Wacker Drive
                                                             Chicago, Illinois 60601
------------------------------------------------------------ ---------------------------------------------------------

*                 *                 *                *                 *                *                 *


CERTIFICATE OF ACCEPTANCE OF APPOINTMENT OF RESIDENT AGENT: The Corporation Trust Company of Nevada hereby accepts appointment as Resident Agent for Harley-Davidson Customer Funding Corp.

The Corporation Trust Company of Nevada by:

----------------------------------------                  ----------------------
(Signature of Resident Agent)                                   (Date)

         The undersigned, being the Incorporator named above, in order to form a corporation pursuant to Title 7, Chapter 78 of the Nevada Revised Statutes, does make this certificates hereby declaring and certifying that this is my act and deed and that the facts herein stated are true, and accordingly have hereunto set my hand this 12th day of May, 2000.

                                                     /s/ Michael T. Mullins
                                                    -------------------------
                                                         Sole Incorporator

STATE OF ILLINOIS)
                  )   SS.
COUNTY OF COOK   )

         On this 12th day of May, 2000 personally appeared before me, a Notary Public in and for the State of County aforesaid, Michael T. Mullins, known to me to be the person who executed the foregoing Articles of Incorporation, and who acknowledged to me that he executed the same freely and voluntarily and for the uses and purposes therein described.

         WITNESS my hand and official seal, this 12th day of May, 2000.

                                                     /s/ Notary Public